Exhibit 1.1

THE WALT DISNEY COMPANY

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

DISTRIBUTION AGREEMENT

March 10, 2005

Banc of America Securities LLC

Barclays Capital Inc.

Bear, Stearns & Co. Inc.

Blaylock & Partners, L.P.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Greenwich Capital Markets, Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

The Williams Capital Group, L.P.

Dear Ladies and Gentlemen:

The Walt Disney Company, a Delaware corporation (the “Company”), confirms its agreement with each of Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and The Williams Capital Group, L.P. (each an “Agent” and collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series C (the “Notes”).  The Notes are to be issued pursuant to the Indenture, dated as of September 24, 2001 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).  As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $5,000,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or composite currencies as the Company shall designate in the Notes at the time of issuance) of Notes directly or through the Agents pursuant to the terms of this Agreement.  Such Notes are in addition to other Medium-Term Notes of the Company outstanding at the date hereof. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that, at the option of the Company, such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and one or more Agents) to such Agent or Agents as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-122139) for the registration of debt securities and other securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Notes and which the Company and the Agents agree is to be covered by this Agreement) and the prospectus constituting a part thereof, together with any prospectus supplement relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that, if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.  The term “Prospectus” shall also include any term sheet or abbreviated term sheet as such terms are used in Rule 434 of the 1933 Act Regulations (each a “Terms Sheet”).  The term “Registration Statement” shall also include any related registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations.  In addition, any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include, in addition to the information expressly set forth therein, only the Company’s Annual Report on Form 10-K filed with the Commission for the most recently completed fiscal year (the “Annual Report”), and the documents, financial statements and schedules filed subsequent to the last day of such fiscal year incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the 1934 Act after the date hereof, and so incorporated by reference or deemed incorporated by reference (such incorporated documents, financial statements and schedules being herein called the “Incorporated Documents”).  Notwithstanding the foregoing, for purposes of this Agreement any prospectus or prospectus supplement or any Term Sheets prepared or filed with respect to an offering pursuant to the Registration Statement of securities other than the Notes shall not be deemed to have supplemented the Prospectus.

SECTION 1.          Representations and Warranties; Additional Certificates.

(a)                                  Representations and Warranties.  The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes by the Company to the purchasers (the date of each such delivery to an Agent as principal being hereafter referred to as a “Settlement Date”), and as of the dates referred to in Section 6(a) hereof (each of the dates referenced above being referred to hereafter as a “Representation Date”), as follows:

(i)                                     The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act, and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)                                  The Registration Statement, at the later of the time it became effective and the date the most recent Annual Report was filed with the Commission, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the applicable Representation Date, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Agents expressly for use therein or to those parts of the Registration Statement which constitute the Trustee’s Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Form T-1”).  There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iii)                               This Agreement, the Indenture, the Notes and any applicable Terms Agreement have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Prospectus.

(iv)                              The Indenture (assuming due execution and delivery thereof by the Trustee) is, and the Notes (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency.  The Notes (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

(v)                                 The Company is a validly existing corporation in good standing under the laws of Delaware.  The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(vi)                              Each of Disney Enterprises, Inc., ABC, Inc. and Walt Disney World Co. (collectively, the “Significant Subsidiaries”) is a validly existing corporation in good standing under the laws of its state of incorporation.  Each of the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and each of the Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(vii)                           Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless the Company has notified the Agents as provided in Section 3(d) hereof, there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(viii)                        The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, as amended.  The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indenture and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws, as amended, of the Company, (B) subject to the Company’s compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the properties or assets of the Company is subject, which breach or default would, singly or in the aggregate, have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regulation or administrative or court decree.  Except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Notes might be listed or with respect to Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of each acceptance by the Company of an offer for the purchase of Notes and as of the date of each delivery of Notes by the Company, the Company by such acceptance or delivery, as the case may be, shall be deemed to represent and warrant to the Agents that, both immediately before and immediately after giving effect to such acceptance or delivery, the Company shall be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.

(ix)                                To the best of the Company’s knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and the Prospectus are an independent registered public accounting firm as required by the 1933 Act.  The historical financial statements included in the Registration Statement or Prospectus or incorporated therein by reference fairly present the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply.  Such historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.  The unaudited pro forma financial statements, if any, together with the related notes and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, fairly present the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of Disney included or incorporated by reference in the Registration Statement and the Prospectus; the assumptions on which such unaudited pro forma financial statements have been prepared are reasonable; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulations S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

(b)                                 Additional Certifications.  Any certificate signed by any officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 2.          Solicitations as Agents; Purchases as Principals.

(a)                                  Solicitations as Agents.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and to any person, to sell Notes through others (provided that any other agent will execute an agreement with the Company which contains substantially the same terms and conditions contained herein), and to designate and select additional agents to become party to this Agreement, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting offers to purchase the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.  Without the prior written consent of the Company, the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes; provided, that without the Company’s consent, the Agents may solicit offers to purchase the Notes from other brokers or dealers.  In connection with the solicitation of offers to purchase Notes, without the prior consent of the Company, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and the Incorporated Documents.  Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent, as agent, and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

The Company reserves the right, in its sole discretion, to suspend the solicitation of offers to purchase the Notes through the Agents commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will, as soon as possible, suspend the solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, which such Agent is hereby authorized to deduct from the sales proceeds of each Note sold by the Company as a result of a solicitation made by such Agent, equal to the applicable percentage of the principal amount of each such Note, as set forth in Exhibit A hereto.  Without the consent of the Company, no Agent, as an agent, may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

As an agent, each Agent is authorized, except during periods of suspension as provided in this Agreement, to solicit offers to purchase the Notes.  Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent, as agent.  Each Agent shall have the right in its discretion reasonably exercised to reject any offer to purchase the Notes received by such Agent which it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent’s agreements contained herein.  The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part, and any such rejection shall not be deemed to be a breach of any agreement of the Company contained herein.  The purchase price, interest rate, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes (a “Pricing Supplement”). Except as may be otherwise provided in any Pricing Supplement, each Note will be issued in the denomination of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes will be sold at 100% of their principal amount unless otherwise agreed to by the Company.  Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company, subject to the right of such Agent to deduct from the sale proceeds the applicable commission as set forth on Exhibit A hereto.

If requested by a prospective purchaser of Notes denominated in a currency other than U.S. dollars, the Agent soliciting the offer to purchase will use its reasonable efforts to arrange for the conversion of U.S. dollars into such currency to enable the purchaser to pay for such Notes.  Such requests must be made on or before the third business day preceding the date of delivery of the Notes, or by such other dates as determined by such Agent.  Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

(b)                                 Purchases as Principal.  Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and any reoffering thereof by, such Agent.  Each such separate agreement (which may be an oral agreement if confirmed within 24 hours thereafter by an exchange of any standard form of written telecommunication (including facsimile transmission) between the Agent and the Company) is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this

Agreement” shall be deemed to include any applicable Terms Agreement between the Company and the Agent.  Each such Terms Agreement, whether oral (and confirmed in writing, which confirmation may be by facsimile transmission) or in writing shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  The Agents may offer the Notes they have purchased as principal to other dealers.  The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Terms Agreement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise specified in the applicable Terms Agreement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity.

(c)                                  Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”).  The Procedures initially agreed upon shall be those set forth in Exhibit C hereto.  The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

SECTION 3.          Covenants of the Company.  The Company covenants with each Agent as follows:

(a)                                  Notice of Certain Events.  The Company will notify the Agents promptly of (i) the designation and selection of additional agents to become party to this Agreement, (ii) the designation and selection of additional agents for the sale of Notes pursuant to any agreement other than this Agreement, (iii) the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of debt securities other than the Notes), (iv) the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of securities other than the Notes), (v) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than any comments relating solely to an offering of securities other than the Notes), (vi) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Notes) and (vii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interest to do so.

(b)                                 Notice of Certain Proposed Filing. At or prior to the filing thereof, the Company will give the Agents notice of its intention to file any additional registration statement with respect to the registration of additional Notes to be covered by this Agreement, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents promptly after the filing thereof.

(c)                                  Copies of the Registration Statement and the Prospectus.  The Company will deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Agents may reasonably request.  The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(d)                                 Revisions of Prospectus — Material Changes. So long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Agents, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal.  In addition, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement and the Company has given notice to the Agents pursuant to this subsection (d) within 90 days after the date of execution of such Terms Agreement, the Company will prepare and file as soon as practicable an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the Agents.

(e)                                  Compliance with 1934 Act; Accountants’ Consents.  The Company will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of the Company’s proxy statements pursuant to Section 14 of the 1934 Act and (ii) use its best efforts to obtain the written consent of the Company’s independent registered public accounting firm as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company’s annual reports on Form 10-K under the 1934 Act.

(f)                                    Earnings Statements.  The Company will make generally available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the acceptance by the Company of an offer to purchase Notes hereunder, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company’s most recent annual report on Form 10-K filed with the Commission prior to the date of such acceptance, which earnings statement will satisfy the provisions of Section 11 (a) of the 1933 Act (and, at the option of the Company, Rule 158 of the 1933 Act Regulations). Nothing in this Section 3(f) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

(g)                                 Blue Sky Qualifications.  The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Agents of any suspension or termination of any such qualifications, and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)                                 Suspension of Certain Obligations.  The Company shall not be required to comply with the provisions of subsections (b), (c), (d), (e) or (g) of this Section 3 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as agents or resales of Notes purchased pursuant to a Terms Agreement to the time the Company shall determine that the solicitation of offers to purchase the Notes through any Agent or Agents or resales as principal of Notes purchased pursuant to a Terms Agreement by any Agent or Agents should be resumed. Notwithstanding the foregoing, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement the Company shall comply with the provisions of subsections (b), (c), (d), (e) and (g) of this Section 3 during the 90 day period from and including the date of execution of such Terms Agreement; provided, however, that the Company shall have the right, in its reasonable business judgment, to suspend such compliance during such 90 day period for an aggregate of up to 45 days, in which event such 90 day period shall be extended by the greater of (i) the number of days included in any such period of suspension and (ii) 30 days.

SECTION 4.          Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)                                  The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

(b)                                 The preparation, filing and printing of this Agreement;

(c)                                  The preparation, printing, issuance and delivery of the Notes;

(d)                                 The fees and disbursements of the Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

(e)                                  The reasonable fees and disbursements of counsel to the Agents incurred in connection with the execution and delivery of this Agreement and in connection with the review of subsequent deliveries pursuant to this Agreement;

(f)                                    The qualification of the Notes under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky survey;

(g)                                 The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

(h)                                 Any fees charged by rating agencies for the rating of the Notes;

(i)                                     Any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company; and

(j)                                     Reasonable fees and disbursements in connection with the subsequent delivery of legal opinions pursuant to Section 6(b) hereof.

SECTION 5.          Conditions of Obligations.  The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and to the accuracy, as of the date made, of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, and to the following additional conditions precedent:

(a)                                  Opinion of Counsel to Company.  On the date hereof, the Agents shall have received an opinion from Dewey Ballantine LLP, counsel to the Company, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents to the effect that:

(i)                                     The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(ii)                                  The Company has the corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in this Agreement and the Indenture, and to issue, sell and deliver the Notes.

(iii)                               This Agreement has been duly authorized, executed and delivered by the Company.

(iv)                              The Indenture has been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Indenture is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, (c) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (d) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

(v)                                 No Governmental Approval is required on the part of the Company in connection with the issuance or sale of the Notes, other than registration thereof under the 1933 Act, the qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold.

(vi)                              The Notes, when the final terms of a particular Note and its issuance and sale have been established in accordance with the provisions of the Indenture and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Notes is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, (c) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (d) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency, currency units or composite currencies.

(vii)                           The Registration Statement has been declared effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

(viii)                        The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not (A) violate the Restated Certificate of Incorporation or Bylaws, as amended, of the Company, (B) violate any Applicable Laws or (C) breach or otherwise violate any obligation of or restriction on the Company under any judgment, decree or order, applicable to the Company and known to such counsel, of any court or Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound; provided, that such counsel may state that no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which any of the Notes are to be offered.

(ix)                                The Registration Statement, as of the later of its effective date and the date the most recent Annual Report was filed with the Commission, and the Prospectus, as of the date of the prospectus supplement relating to the Notes, appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the related applicable rules and regulations of the Commission thereunder then in effect, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or (iii) the exhibits to the Registration Statement, including, without limitation, the Statement of Eligibility under the 1939 Act of the Trustee on Form T-1 incorporated by reference therein (the “Form T-1”).

(x)                                   The statements in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to summarize certain provisions of the Notes and the Indenture, fairly present the information required by Form S-3.

In rendering the opinions set forth above, such counsel may state that, with respect to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, no opinion is expressed with respect to the Commodity Exchange Act, as amended, or the rules, regulations and interpretations of the Commodities Futures Trading Commission promulgated thereunder.

In rendering the opinions set forth above, the term “Applicable Laws” shall mean the Delaware General Corporation Law and those laws, rules and regulations of the States of California and New York and of the United States of America which such counsel has, in the exercise of customary diligence, recognized as applicable to the Company or transactions of the type contemplated by this Agreement; the term “Governmental Authority” shall mean any California, New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body; and the term “Governmental Approval” shall mean any order, consent, permit or approval of any Governmental Authority pursuant to Applicable Laws.

In addition, such counsel may state that such counsel has not undertaken to determine independently, and therefore does not assume any responsibility explicitly or implicitly for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus (except as set forth in clause (x) above).  Such counsel may also state that such counsel has participated in conferences with representatives of the Company and the Agents in the course of the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein.  However, such counsel shall state that, based upon and subject to the foregoing, nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement) includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom and, in the case of the Registration Statement, except as to exhibits thereto (including, without limitation, the Form T-1, as to all of which such counsel need express no opinion).

(b)                                 Opinion of Counsel Employed by Company.  On the date hereof, the Agents shall have received an opinion from David K. Thompson, Senior Vice President-Deputy General Counsel – Corporate and Corporate Secretary, or from other counsel employed by the Company (provided that such counsel is at least a Vice President of the Company), dated as of the date hereof and in form and substance satisfactory to counsel for the Agents, to the effect that:

(i)                                     The Company and each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its state of incorporation.

(ii)                                  Except as set forth in the Prospectus, there is not pending or, to the best of such counsel’s knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(iii)                               To the best of such counsel’s knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iv)                              To the best of such counsel’s knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, as amended.

(v)                                 To the best of such counsel’s knowledge, after reasonable inquiry, the execution, delivery and performance of this Agreement and the Indenture will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(vi)                              Each of the Incorporated Documents, as of the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom.

In addition, such counsel shall state that nothing has come to such counsel’s attention that leads him to believe that either the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

(c)                                  Opinion of Agents’ Counsel.  On the date hereof, the Agents shall have received an opinion from counsel to the Agents, dated as of the date hereof and in form and substance satisfactory to the Agents.

(d)                                 Officer’s Certificate.  On the date hereof (and, if this certificate is being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of the Company, substantially in the form of Appendix I hereto and dated the date hereof, to the effect that (i) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer’s knowledge, threatened by the Commission.  The officer’s certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there has not been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

(e)                                  Comfort Letter.  On the date hereof, the Agents shall have received a letter from the Company’s independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

(i)                                     They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and the Public Accounting Oversight Board (United States).

(ii)                                  In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries audited and reported upon by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the published rules and regulations thereunder.

(iii)                               They have performed specified procedures, not constituting an audit, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and certain of its subsidiaries responsible for financial and accounting matters with respect to the latest available interim unaudited consolidated financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the latest available unaudited consolidated financial statements of the Company were not fairly presented in conformity with accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of the Company or any increase in consolidated long-term debt of the Company or any decrease in the stockholders’ equity of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and Prospectus, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

(iv)                              In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain financial information which is included or incorporated by reference in the Registration Statement and Prospectus, which would normally be covered under auditing procedures and which are specified by the Agents, and have found such financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

(f)                                    Other Documents.  On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents (as to itself only) and any Terms Agreement may be terminated by the Agent party to such Terms Agreement by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 6.          Subsequent Documentation Requirement of the Company.  The Company covenants and agrees that so long as Notes are authorized for sale pursuant to this Agreement and unless the sale of Notes has been suspended as provided in this Agreement:

(a)                                  Subsequent Delivery of Certificates.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document (other than a Current Report on Form 8-K unless delivery of a certificate is reasonably requested by the Agents with respect to such filing) incorporated by reference into the Prospectus or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished to the Agents or to the Agent party to the Terms Agreement, as the case may be, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, a certificate in form satisfactory to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(d) hereof, which was last furnished to the Agents, are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that in the case of any such amendment or supplement that relates to Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, such certificate shall state that, for purposes of such certificate, the phrase “or with respect to Notes which are to be indexed or linked to any currency, composite currency, commodity, equity index or similar index” appearing in the second sentence of Section 1(a)(viii) hereof shall be deemed not to apply with respect to such Notes.

(b)                                 Subsequent Delivery of Legal Opinions.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement providing primarily for the inclusion of additional financial information, or (iii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Annual Report on Form 10-K, Current Report on Form 8-K or Quarterly Report on Form 10-Q relating primarily to financial statements or other financial information as of and for any fiscal quarter) or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to furnish or cause to be furnished promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to the Agents or to the Agent party to the Terms Agreement, as the case may be (with a copy to counsel to the Agents or counsel to such Agent, as the case may be), letters substantially in the form of Appendix II hereto (modified, as necessary, in the case of a Terms Agreement) from the counsel last furnishing the opinions referred to in Sections 5(a) and 5(b) hereof or, in lieu of such letters, letters from other counsel reasonably satisfactory to the Agents (which, in the case of the opinions referred to in such Section 5(b), shall include David K.  Thompson, Senior Vice President – Deputy General Counsel – Corporate and Corporate Secretary of the Company), dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinions referred to in Sections 5(a) and 5(b) (other than, in the case of the opinion delivered pursuant to Section 5(b) hereof, the matters covered by Sections 5(b)(ii) and 5(b)(v) (with respect to execution and delivery)) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that (i) in the case of any such amendment or supplement that relates to Notes which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index, the opinions referred to in Section 5(a) hereof shall not include the exceptions set forth in such Section 5(a) as to Notes which are to be indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index and (ii) if reasonably requested by the Agents, the counsel delivering the opinions referred to in Section 5(b) shall expand the opinion rendered pursuant to Section 5(b)(i) to include any other subsidiary of the Company that, as a result of actions or events occurring after the date of this Agreement is of substantially similar materiality to the Company, on a consolidated basis, as each of the Significant Subsidiaries are as of the date of this Agreement.  The Company shall use its best efforts to furnish or cause to be furnished to the Agents, promptly following each filing by the Company of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, a letter from the counsel last furnishing the opinion referred to in Section 5(b) hereof, or from other counsel reasonably satisfactory to the Agents, dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinion referred to in Section 5(b)(ii) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the time of delivery of such letter.

(c)                                  Subsequent Delivery of Comfort Letters.  Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial statement information relating to the Company or the Company sells Notes pursuant to a Terms Agreement, the terms of which so require, the Company shall use its best efforts to cause the Company’s independent registered public accounting firm promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to furnish the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or such Settlement Date, as the case may be, in form satisfactory to counsel for the Agents (or such Agent), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(e) hereof but modified, as necessary, to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clause (iii) (other than the information required by clause (B) thereof, except in the case of a Terms Agreement, the terms of which so require) and clause (iv) of said Section 5(e) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented primarily to include financial information as of and for a fiscal quarter, the Company’s independent registered public accounting firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 7.          Indemnification.

(a)                                  Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage of expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes which are the subject thereof from such Agent; or (C) as to which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7.

(b)                                 Indemnification of the Company.  Each Agent severally (and not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement or the Prospectus.

(c)                                  General.

(i)                                     In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Agent or any person controlling such Agent, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Agent or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to such Agent) and payment of all expenses. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Agent or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Agent or such controlling person and the Company, and such Agent or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such Agent or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and such controlling persons, which firm shall be designated in writing by a majority of all such Agents, on behalf of all of such Agents and such controlling persons).

(ii)                                  In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company’s directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Agent pursuant to this Section 7, such Agent shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7, and the Company, the Company’s directors and officers and any such controlling person shall have the rights and duties given to the Agents by subsection (c)(i) of this Section 7.

SECTION 8.          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Agents participating in the offering that gave rise to such losses, liabilities, claims, damages and expenses (a “Relevant Agent”) on the other hand from the offering of such Notes. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 7(c) hereof or pursuant to the last sentence of this Section 8, then the Company and each Relevant Agent shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company and the Relevant Agents, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Relevant Agent on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Relevant Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same proportion as the total net proceeds from the sale of such Notes by such Relevant Agent received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by such Relevant Agent in respect thereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Relevant Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent’s obligation to contribute pursuant to this Section 8 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution pursuant to the first sentence of this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8; provided, however, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 7(c) hereof with respect to the same action, suit or proceeding.

SECTION 9.          Representations. Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person as defined in Section 15 of the 1933 Act of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10.        Termination.

(a)                                  Termination of this Agreement.  This Agreement (excluding any Terms Agreement) may be terminated by the Company (i) for any reason at any time with respect to any Agent or Agents upon the giving of 2 business days’ written notice of such termination to each other party hereto or (ii) at any time upon notice to each other party hereto if no Notes then remain authorized for sale pursuant hereto.  This Agreement may be terminated by any Agent (as to itself only) either (x) upon the giving of 2 business days’ written notice of such termination to each other party hereto or (y) at any time upon notice to the Company if the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 5 or 6 hereof or if no Notes then remain authorized for sale pursuant hereto.

(b)                                 Termination of a Terms Agreement. An Agent party to a Terms Agreement may terminate such Terms Agreement (as to itself only) immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) there has been, between the date of such Terms Agreement and the related Settlement Date, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) trading in any securities of the Company has been suspended (other than pursuant to a request by the Company with respect to an announcement by the Company of certain information not constituting a material adverse change, since the date of such Terms Agreement, in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iv) trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or (vi) after the date of such Terms Agreement the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such Terms Agreement shall have been lowered or any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” with negative implications.

(c)                                  General.  In the event of any such termination, no party will have any liability to any other party hereto, except that (i) a terminating Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) a terminating Agent and the Company shall have entered into a Terms Agreement and the Settlement Date with respect thereto shall not yet have occurred or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 (subject to the provisions of Section 3(h)) and 6 hereof shall remain in effect until such Settlement Date or until such Notes are so delivered, as the case may be, and (iii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 11.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as the case may be, to:

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019
Attention:	High Grade Capital Markets,
Transaction Management/Legal

Barclays Capital
200 Park Avenue, 5th Floor
New York, NY 10166
Attention:	MTN Trading
(212) 412-6980
(212) 412-7305 (fax)

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167
Attention:	Betsy Malloy
Managing Director, MTN Desk

Blaylock & Partners, L.P.
399 Park Avenue, 15th Floor
New York, New York 10022
Attention:	Michael A. Turner
Juan Espinosa

BNP Paribas Securities Corp.
787 Seventh Avenue, 8th Floor
New York, New York 10019
Attention:	Campbell Andersen

Citigroup Global Markets Inc.
388 Greenwich Street, 32nd Floor
New York, New York 10013
Attention:	Medium-Term Note Department

Credit Suisse First Boston LLC
Fixed Income Department – 5th Floor
Eleven Madison Avenue
New York, New York 10010
Attention:	Jean Fitzgerald

Deutsche Bank Securities Inc.
60 Wall Street, 36th Floor
New York, New York 10005
Attention:	Debt Capital Markets- Corporates Group
(212) 250-8834
(212) 797-2202 (fax)

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention:	Prospectus Department
(212) 902-1171

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention:	Tuck Keating

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Attention:	MTN Trading, 10th Floor

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York 10017
Attention:	Transaction Execution Group

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention:	Fixed Income Syndicate/Medium-Term Note Desk
(212) 526-9664
(212) 526-0943 (fax)

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
4 World Financial Center, Floor 15
New York, New York 10080
Attention:	MTN Product Management

UBS Securities LLC
677 Washington Blvd.
Stamford, Connecticut 06901
Attention:	Fixed Income Syndicate
(203) 719-1088
(203) 719-0495 (fax)

The Williams Capital Group, L.P.
650 Fifth Avenue, 10th Floor
New York, New York 10019
Attention:	Capital Markets

Notices to the Company shall be directed to it at:

500 South Buena Vista Street
Burbank, California 91521
Attention:	Legal Department

SECTION 12.        Parties.  This Agreement shall inure to the benefit of and be binding upon the Agents (and, in the case of a Terms Agreement, the Agent or Agents party thereto) and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.        Governing Laws.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW RULE 327(b).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

THE WALT DISNEY COMPANY

By:	/s/ Christine M. McCarthy
	Name:	Christine M. McCarthy
	Title:	Senior Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of March 10, 2005:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
	Name:	Lily Chang
	Title:	Principal

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

BEAR, STEARNS & CO. INC.

By:	/s/ David Granville-Smith
	Name:	David Granville-Smith
	Title:	Senior Managing Director

BLAYLOCK & PARTNERS, L.P.

By:	/s/ Michael Turner
	Name:	Michael Turner
	Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Peter Masco
	Name:	Peter Masco
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jonathan Turnbull
	Name:	Jonathan Turnbull
	Title:	Managing Director

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Michael Cummings
	Name:	Michael Cummings
	Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chas Chigas
	Name:	Chas Chigas
	Title:	Managing Director

By:	/s/ Raj Bhattacharyya
	Name:	Raj Bhattacharyya
	Title:	Managing Director

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Robert Mitchell
	Name:	Robert Mitchell
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Andrew Lazerus
	Name:	Andrew Lazerus
	Title:	Senior Vice President

J. P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

LEHMAN BROTHERS INC.

By:	/s/ Martin Ragde
	Name:	Martin Ragde
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Spencer Haimes
	Name:	Spencer Haimes
	Title:	Director

By:	/s/ John Doherty
	Name:	John Doherty
	Title:	Executive Director

THE WILLIAMS CAPITAL GROUP, L.P.
By:	THE WILLIAMS CAPITAL GROUP, INC,
its GENERAL PARTNER,

By:	/s/ Dianne Calabrisotto
	Name:	Dianne Calabrisotto
	Title:	Vice President

EXHIBIT A

Term(1)	Commission Rate(2)

More than 9 months but less than 1 year	0.125%
From 1 year but less than 18 months	0.150%
From 18 months but less than 2 years	0.200%
From 2 years but less than 3 years	0.250%
From 3 years but less than 4 years	0.350%
From 4 years but less than 5 years	0.450%
From 5 years but less than 6 years	0.500%
From 6 years but less than 7 years	0.550%
From 7 years but less than 10 years	0.600%
From 10 years but less than 15 years	0.625%
From 15 years but less than 20 years	0.700%
From 20 years but less than 30 years	0.750%
From 30 years	To be determined by the Company and the relevant Agent(s)

(1)                                  With respect to each Note that is subject to purchase by the Company at the option of the holder thereof (a “Put Note”), the word “Term” as used in this Exhibit A refers to the earliest purchase date specified in the applicable Put Note.

(2)                                  With respect to each Note that is a Discount Security (as defined in the Indenture), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note.

A-1

EXHIBIT B

The following terms, if applicable, shall be agreed to by each Agent and the Company pursuant to each Terms Agreement:

Principal Amount:	$
(or principal amount of foreign currency or composite currency)

Interest Rate

If Fixed Rate Note, Interest Rate:

If Floating Rate Note:

Base Rate or Rates:

Initial Interest Rate:

Spread or Spread Multiplier, if any:

Interest Reset Dates:

Interest Payment Dates:

Index Maturity:

CMT Maturity Index, if any:

Interest Determination Dates:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Reset Period:

Interest Payment Period:

Calculation Agent (if other than the Trustee):

If Redeemable:

Earliest Redemption Date:

Redemption Price:

Stated Maturity:

B-1

Final Maturity (for Renewable Notes):

Initial Maturity (for Renewable Notes):

Purchase Price:	%

Settlement Date and Time:

Currency of Denomination (if currency is other than U.S. dollar):

Currency of Payment (if currency is other than U.S. dollar):

Denominations:

Additional Terms:

B-2

EXHIBIT C

THE WALT DISNEY COMPANY

MEDIUM-TERM NOTES, SERIES C

ADMINISTRATIVE PROCEDURES

March 10, 2005

The administrative procedures and specific terms of the offering of Medium-Term Notes, Series C (the “Notes”) on a continuing basis by The Walt Disney Company (the “Issuer”) pursuant to the Distribution Agreement, dated March 10, 2005 (as amended, modified or supplemented from time to time, the “Distribution Agreement”), between the Issuer and each of Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and The Williams Capital Group, L.P. (each an “Agent” and collectively, the “Agents”) are explained below.  In the Distribution Agreement, the Agents have agreed to act as agents of the Issuer to solicit offers to purchase the Notes.  Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a terms agreement entered into between the Issuer and such Agent, as contemplated by the Distribution Agreement.  In the Distribution Agreement, the Issuer reserves the right to sell Notes directly on its own behalf and to or through others.

Each Note will be issued under an indenture between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), dated as of September 24, 2001 (the “Indenture”), relating to senior debt securities of the Issuer.  Notes will bear interest at either fixed rates (“Fixed Rate Notes”) or floating rates (“Floating Rate Notes”).  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  Owners of beneficial interests in a Global Security will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only under certain limited circumstances.

The Trustee will act as Paying Agent for the payment of principal of and interest on the Notes and will perform, as Paying Agent, unless otherwise specified in the Notes, the Indenture or herein, the other duties specified herein.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.  Any administrative responsibilities, document control and record-keeping functions to be performed by the Issuer will be performed by its Treasury Department.  To the extent that the procedures set forth herein conflict with any provision of the Notes (which, in the case of Book-Entry Notes shall be the related Global Security), the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture or the Distribution Agreement shall be controlling.  Unless otherwise defined herein, terms defined in the Indenture, the Officers’ Certificate establishing the Notes pursuant to Section 2.3(a) of the Indenture or the Notes shall be used herein as therein defined.

PART I:                                                   ADMINISTRATIVE PROCEDURES FOR BOOK ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Issuer and the Trustee to DTC, dated March 10, 2005, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated May 14, 1991, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Notes that have the same Stated Maturity and Final Maturity, Earliest Redemption Date, Redemption Price and other redemption provisions, if any, Interest Payment Dates, Regular Record Dates, Interest Payment Period, original issue discount, if any, and, additionally, in the case of Fixed Rate Notes, interest rate and, in the case of Floating Rate Notes, Initial Interest Rate, Base Rate or Rates, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any (collectively, the “Terms”). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear interest from the later of the Original Issue Date specified therein or from the most recent Interest Payment Date with respect to such Global Security (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a “Global Interest Accrual Date”). Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification Numbers:

The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers (of which 850 remained unassigned as of the date hereof) and relates to Global Securities representing the Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee and DTC such written  list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Global Securities as described under Settlement Procedure “B” below. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of a series remain unassigned to Global Securities, the Trustee, if it deems necessary, will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Trustee shall deliver a list of such additional CUSIP numbers to the Issuer and DTC.

Registration:

Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the register of Securities maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book— entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

At the request of the Issuer, the Trustee shall deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book- Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Issuer, to be assigned to such replacement Global Security. Upon receipt of such a notice,

DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau customary procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date nine months or more after the settlement date for such Note.

Notice of Redemption Dates:

In the case of a full redemption of all Book-Entry Notes represented by a single Global Security, the Trustee will notify DTC, not more than 60 but not less than 30 days prior to the Redemption Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption Price. In the case of a redemption of less than all Book-Entry Notes represented by a single Global Security, the Trustee will notify DTC not more than two Business Days before 60 days, but not less than two Business Days before 30 days, prior to the Redemption Date with respect to such Global Security, of the CUSIP number of such Global Security, the Redemption Date and the Redemption Price.

Denominations:

Book-Entry Notes will be sold in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000, unless a different denomination is specified in the pricing supplement to the Prospectus (as defined in the Distribution Agreement) relating to such Notes (the “Pricing Supplement”). Unless a different minimum denomination is so specified, Global Securities will be issued in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000 up to a maximum denomination of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General. Interest on each Book-Entry Note will accrue from the Global Interest Accrual Date with respect to the Global Security representing such Note and will be paid on the Interest Payment Dates of the Global Security representing such Book-Entry Note. In the case of a Global Security originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date immediately following the next Regular Record Date. Each payment of interest on a Global Security will include interest accrued to but excluding the Interest Payment Date or Maturity. See “Calculation of Interest” below. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding any Global Security in the appropriate weekly supplement to the Corporate Registered Bond Interest Record published by Standard & Poor’s Corporation.

Regular Record Dates. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, the Regular Record Date with respect to any Interest Payment Date for Fixed Rate Book-Entry Notes shall be the January 15 or July 15, as the case may be, next preceding the applicable Interest Payment Date. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, the Regular Record Date with respect to any Interest Payment Date for Floating Rate Book-Entry Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

Fixed Rate Book-Entry Notes. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 1 and August 1 of each year, as specified in the related Global Security, and at Stated Maturity, subject to the exceptions specified in “Payments of Principal and Interest” below.

Floating Rate Book-Entry Notes. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security, interest payments on Floating Rate Book-Entry Notes will be made monthly, quarterly, semiannually or annually of each year, as specified in the related Global Security, and at Stated Maturity. Except as otherwise provided with respect to any Book-Entry Note as specified in the related Global Security and with respect to Eleventh District Cost of Funds Rate Notes, subject to the exceptions specified in “Payments of Principal and Interest” below, interest will be payable, in the case of Floating Rate Book-Entry Notes which pay interest (i) monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of each March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the Global Security representing the applicable Book-Entry Note; and (iv) annually, on the third Wednesday of the month specified in the Global Security representing the applicable Book-Entry Note. In the case of Eleventh District Cost of Funds Rate Notes, interest will be payable on the first calendar day of each March, June, September and December.

Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates (to the extent then determinable by the Trustee) that will occur with respect to each Global Security during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Notes, the calculation agent (the “Calculation Agent”) will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the Global Security representing the applicable Floating Rate Book-Entry Notes. Interest will be calculated in the case of (a) Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes and EURIBOR Notes, on the basis of the actual number of days in the interest period and a 360-day year, and (b) Treasury Rate Notes and CMT Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal and Interest:

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts. DTC will check the amount payable on each Global Security on such Interest Payment Date as shown in the appropriate weekly supplements to the Corporate Registered Bond Interest Record published by Standard & Poor’s Corporation. On such Interest Payment Date, the Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Stated Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.”

If any Interest Payment Date for a Fixed Rate Book- Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Book- Entry Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Fixed Rate Book-Entry Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

If any Interest Payment Date for a Floating Rate Book-Entry Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Floating Rate Book-Entry Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day, except that in the case of a Floating Rate Book-Entry Note that is a LIBOR Note or a EURIBOR Note (or a Floating Rate Book-Entry Note for which LIBOR or EURIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, the payment due on such Interest Payment Date will be made on the immediately preceding day that is a Business Day.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or on a Redemption Date occurring in the following month (to the extent then determinable by the Trustee). The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Issuer will pay to Wells Fargo Bank, N.A., as the Paying Agent, the principal amount of such Global Security, together with interest due at such Maturity. Wells Fargo Bank, N.A. will pay such amounts to DTC at the times and in the manner set forth under “Manner of Payment” below. If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Stated Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture, deliver to the Issuer an appropriate debit advice and a certificate of destruction relating to all such cancelled Global Securities. On the first Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission a written statement, indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be debited from an account of the Issuer maintained at the Trustee with funds available for immediate use in the amount required for such payment. The Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest and principal due on a Global Security on such date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Issuer (either as Issuer or as Paying Agent) nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance and Rejection of Offers:

The Issuer has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Book-Entry Notes received by it in whole or in part. Each Agent will advise the Issuer promptly by telephone or by facsimile transmission of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by it.

Settlement:

The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. Each offer accepted by the Issuer will be settled on the third Business Day (or, if acceptance by the Issuer occurs after 4:30 p.m., New York time, on the fourth Business Day) following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the Business Day following acceptance of such offer.

Settlement Procedures:	In the event of a purchase of Book-Entry Notes by one or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable Terms Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution Agreement. Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent, as agent, shall be as follows:

A. Such Agent will advise the Issuer by facsimile transmission or orally (if confirmed within 24 hours by written telecommunication) of the following settlement information:

1. Principal amount.

2. Stated Maturity.

3. If such Note is a Fixed Rate Note, the interest rate. If such Note is a Floating Rate Note, the following:

a. Base Rate or Base Rates;

b. Initial Interest Rate;

c. Spread or Spread Multiplier, if any;

d. Interest Reset Dates;

e. Interest Reset Period;

f. Interest Payment Dates;

g. Index Maturity;

h. Interest Payment Period;

i. Calculation Agent (if other than Wells Fargo Bank, N.A.;

j. Maximum Interest Rate, if any;

k. Minimum Interest Rate, if any;

l. Interest Determination Dates; and

m. Index Currency, if applicable.

4. Earliest Redemption Date, Redemption Price

and other redemption provisions, if any.

5. Settlement date.

6. Original Issue Price.

7. Original issue discount, if any.

8. Agent’s commission, determined as provided in Section 2 of the Distribution Agreement between the Issuer and such Agent.

9. Additional terms or provisions of such Note, if any.

10. Net Proceeds to the Issuer.

11. Commission.

12. Discount.

13. Initial Maturity Date (for Renewable Notes).

14. Final Maturity Date (for Renewable Notes).

B.                                     The Issuer will advise the Trustee by telephone (confirmed in writing signed by an authorized person at any time on the same date) or facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of such Agent.

C. The Trustee will assign a CUSIP number to the Global Security representing such Note. The Trustee will notify the Issuer and the Agent of such CUSIP number by telephone as soon as practicable.

D. The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, such Agent, and Standard & Poor’s Corporation.

1. The information set forth in Settlement Procedure “A” above.

2. Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

3. Identification as a Fixed Rate Book-Entry Note

or a Floating Rate Book-Entry Note.

4. Initial Interest Payment Date for such Note, Regular Record Date and amount of interest payable on such Interest Payment Date.

5. Interest Payment Period.

6. CUSIP number of the Global Security representing such Note.

7. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

E. The Issuer will deliver to the Trustee a pre- printed Global Security to represent such Note, in a form that has been approved by the Issuer, the Agents and the Trustee.

F. The Trustee will complete and authenticate the Global Security representing such Note.

G. DTC will credit such Note to the Trustee’s participant account at DTC.

H.                                    The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

I.                                         Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for any amount equal to the price of such Note.

J.                                        Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” above will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.                                    The Trustee will credit to an account of the Issuer maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G” above.

L.                                      The Trustee will retain the Global Security representing such Note and will send a photocopy thereof to the Issuer by first-class mail. The Trustee will send to the Issuer, at the request of the Issuer, a written statement setting forth (i) the principal amount of Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payment on and other activity relating to the Notes during the related month.

M.                                 Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institution delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedure “A” through “L” above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

	Settlement Procedure	Time

	A	11:00 am. on the sale date
	B	12:00 noon on the sale date
	C	2:00 p.m. on the sale date
	D	3:00 p.m. on the sale date
	E	9:00 a.m. on settlement date
	F	10:00 a.m. on settlement date
	G-I	2:00 p.m. on settlement date
	J-M	5:00 p.m. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedure “A” shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures “B” and “C” shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the second Business Day before the settlement date. Settlement Procedures “D” through “L” shall be completed as soon as possible thereafter but not later than the respective times (New York City time) set forth in the preceding table, except that Settlement Procedures “I” through “L” are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G,” the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “cancelled,” make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Issuer. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau customary procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange the Global Security for two Global Securities, one of

which shall represent such Book-Entry Note or Notes for which such withdrawal message has been processed and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the applicable Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note, may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G,” respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder or under the Distribution Agreement, the Issuer will pay to such Agent an amount equal to the interest earned by the Issuer with respect to such funds during the period when the funds were credited to the account of the Issuer.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take such actions as it deems appropriate in accordance with its SDFS operating procedures then in effect in order to reverse the orders entered into DTC’s Participant Terminal System pursuant to Settlement Procedures “H” and “G,” respectively. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “D” and “E,” for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Postings:

The Issuer will periodically contact one or more Agents for recommended interest rates, coupons or spreads (“postings”) with respect to Notes being offered. When the Issuer has determined or changed its postings with respect to Notes being offered, it will promptly advise the Agents. At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record “indications of interest” only.

Pricing Supplements:

Within five Business Days after any sale of Notes, the Issuer will file or transmit for filing with the Securities and Exchange Commission (the “Commission”), in compliance with Rule 424(b)(3) of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended, a copy of a Pricing Supplement relating to such Notes that reflects the applicable interest rates and other terms and will deliver a copy of such Pricing Supplement to the applicable Agent at its address set forth in Exhibit A hereto and to the Trustee.

Suspension of Solicitation, Amendment or Supplement:

The Issuer may instruct the Agents to suspend solicitation of offers to purchase Book-Entry Notes at any time. Upon receipt of such instructions, each Agent will as soon as possible suspend such solicitations until such time as it has been advised by the Issuer that such solicitations may be resumed. The Issuer will, consistent with its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Book-Entry Notes or his Agent, and (b) the date of settlement of any such Book-Entry Notes (see “Settlement Procedures”).

Advertising Costs:

The Issuer will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of the Notes from the Issuer will be paid by the Issuer.

PART II:                                               ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear interest from the later of the Original Issue Date specified therein or from the most recent Interest Payment Date with respect to such Certificated Note (or Predecessor Security) to which interest has been paid or duly provided for (such later date being herein referred to as a “Certificated Interest Accrual Date”).

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the Corporate Trust office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	Each Certificated Note will mature on a date nine months or more from the settlement date for such Note.

Denominations:

Certificated Notes will be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000, unless a different denomination is specified in the Pricing Supplement relating to such Notes.

Interest:

General. Interest on each Certificated Note will accrue from the Certificated Interest Accrual Date of such Note. In the case of a Certificated Note originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next Regular Record Date. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or Maturity. See “Calculation of Interest” below. Interest will be payable to the person in whose name a Certificated Note is registered on the register of Securities at the close of business on the Regular Record Date next preceding the applicable Interest Payment Date; provided, however, interest payable at Maturity will be payable to the Person to whom principal of such Certificated Note is payable.

Regular Record Date. The Regular Record Date with respect to Fixed Rate Certificated Notes shall be the January 15 or July 15, as the case may be, next preceding the applicable Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for Floating Rate Certificated Notes shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

Fixed Rate Certificated Notes. Interest payments on Fixed Rate Certificated Notes will be made semiannually on February 1 and August 1 of each year and at Maturity, subject to the exceptions specified in “Payments of Principal and Interest” below.

Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually of each year, as specified in the related Note, and at maturity. Subject to the exceptions specified in “Payments of Principal and Interest” below and except with respect to Eleventh District Cost of Funds Rate Notes, interest will be payable, in the case of Floating Rate Certificated Notes which pay interest (i) monthly, on the third Wednesday of each month; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of each of the two months specified in the applicable Certificated Note; and (iv) annually, on the third Wednesday of the month specified in the applicable Certificated Note. In the case of Eleventh District Cost of Funds Rate Notes, interest will be payable on the first calendar day of each March, June, September and December.

Calculation of Interest:	Fixed Rate Certificated Notes. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the applicable Notes. The Issuer and the Trustee will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Promptly after each Interest Determination Date for Floating Rate Certificated Notes, the Calculation Agent will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date. Interest will be calculated in the case of (a) Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes and EURIBOR Notes, on the basis of the actual number of days in the interest period and a 360-day year; and (b) Treasury Rate Notes and CMT Rate Notes, on the basis of the actual number of days in the interest period and the actual number of days in the year.

Payments of Principal and Interest:

The Trustee will pay the principal amount of each Certificated Note at Maturity upon presentation of such Note to the Trustee. Such payment, together with payment of interest due at Maturity of such Note, will be made in funds available for immediate use by the Holder of such Note. Certificated Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee in accordance with the terms of the Indenture and returned to the Issuer. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Issuer with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The Trustee will provide monthly to the Issuer lists of principal and interest to be paid on Certificated Notes maturing in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law. On the first Business Day of each month, the Trustee will deliver to the Issuer by facsimile transmission a written statement, indicating the total principal amount of Outstanding Certificated Notes for which it serves as trustee as of the immediately preceding Business Day.

If any Interest Payment Date for a Fixed Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Fixed Rate Certificated Note, the payment due on such Interest Payment Date will be made on the following day that is a Business Day with respect to such Fixed Rate Certificated Note, and no interest shall accrue on the amount payable on such Interest Payment Date for the period from and after such Interest Payment Date to such following day that is a Business Day.

If any Interest Payment Date for a Floating Rate Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Certificated

Note; provided, however, that in the case of a Floating Rate Certificated Note that is a LIBOR Note or a EURIBOR Note (or a Floating Rate Certificated Note for which LIBOR or EURIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day.

If the date of Maturity of a Certificated Note is scheduled to occur on a day that is not a Business Day with respect to such Certificated Note, the payment due at Maturity will be made on the following day that is a Business Day with respect to such Certificated Note, and no interest shall accrue on the amount payable at Maturity for the period from and after the date of Maturity.

Acceptance and Rejection of Offers:

The Issuer has the sole right to accept offers to purchase Certificated Notes and may reject any offer in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Certificated Notes received by it in whole or part. Each Agent will advise the Issuer promptly by telephone or facsimile transmission of all offers to purchase Certificated Notes received by such Agent, other than those rejected by it.

Settlement:

The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the selling Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. Each offer accepted by the Issuer will be settled on the third Business Day (or, if acceptance by the Issuer occurs after 4:30 p.m., New York time, on the fourth Business Day) following acceptance of such offer pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another day; provided, however, that the Issuer will notify the Trustee at least twenty-four hours prior to the time of settlement.

Settlement Procedures:

In the event of a purchase of Certificated Notes by one or more of the Agents, as principal, appropriate settlement details, if different from those set forth below, will be set forth in an applicable Terms Agreement to be entered into between such Agent or Agents and the Issuer pursuant to the Distribution Agreement.

Settlement Procedures with regard to each Certificated Note

sold by the Issuer through an Agent, as agent, shall be as follows:

A. Such Agent will advise the Issuer by facsimile transmission or orally (if confirmed within 24 hours by written telecommunication) of the following settlement information:

1. Name in which such Note is to be registered (the “Registered Owner”).

2. Address of the Registered Owner and address for payment of principal and interest.

3. Taxpayer identification or Social Security number of the Registered Owner (if available).

4. Principal amount.

5. Stated Maturity.

6. If such Note is Fixed Rate Note, the interest rate. If such Note is a Floating Rate Note, the following:

a. Base Rate or Base Rates;

b. Initial Interest Rate;

c. Spread or Spread Multiplier, if any;

d. Interest Reset Dates;

e. Interest Reset Period;

f. Interest Payment Dates;

g. Index Maturity;

h. Interest Payment Period;

i. Calculation Agent (if other than Wells Fargo Bank, N.A.;

j. Maximum Interest Rate, if any;

k. Minimum Interest Rate, if any;

l. Interest Determination Dates; and

m. Index Currency, if applicable.

7. Earliest Redemption Date, Redemption Price and other redemption provisions, if any.

8. Settlement date.

9. Original Issue Price.

10. Original issue discount, if any.

11. Agent’s commission, determined as provided in Section 2 of the Distribution Agreement between the Issuer and such Agent.

12. Additional terms or provisions of such Note, if any.

13. Net Proceeds to the Issuer.

14. Commission.

15. Discount.

16. Initial Maturity Date (for Renewable Notes).

17. Final Maturity Date (for Renewable Notes).

B.                                     The Issuer will advise the Trustee by telephone (confirmed in writing signed by an authorized person at any time on the same date) or facsimile transmission signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of such Agent.

C.                                     The Issuer will deliver (if not previously delivered) to the Trustee a preprinted four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Trustee:

1. Note with customer confirmation.

2. Stub One - for the Trustee.

3. Stub Two - for the Agent.

4. Stub Three - for the Issuer.

D.                                    The Trustee will complete and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Issuer at the Trustee, in funds available for immediate use, of an amount equal to the price of such note less Agent’s commission. In the event that the instructions given by such Agent for payment to the account of the Issuer are revoked, the Issuer will, as promptly as possible, wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment and such Agent will return such Note to the Trustee.

E.                                      Such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.                                      The Trustee will retain Stub One and will send Stub Three to the Issuer by first-class mail. Monthly, the Trustee will send to the Issuer a written statement, setting forth (i) the principal amount of the Notes Outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Issuer has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payments on and other activity relating to the Notes during the related month.

Settlement Procedures Timetable:

For offers of Certificated Notes solicited by an Agent, as agent, and accepted by the Issuer, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

	Settlement Procedure	Time

	A	3:00 p.m. on day before settlement date
	B	4:00 p.m. on day before settlement date
	C-D	2:15 p.m. on settlement date
	E	3:00 p.m. on settlement date
	F	5:00 p.m. on settlement date

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the selling Agent will notify the Issuer and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such Note, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the day following the settlement date. If the failure shall have occurred for any reason other than a default by the applicable Agent in the performance of its obligations hereunder and under the Distribution Agreement, the Issuer will pay to such Agent an amount equal to the interest earned by the Issuer with respect to such funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “cancelled,” make appropriate entries in the Trustee’s records and send such cancelled Note to the Issuer.

Procedure for Postings:

The Issuer will periodically contact one or more Agents for recommended postings with respect to Certificated Notes being offered. When the Issuer has determined or changed its postings with respect to Certificated Notes being offered, it will promptly advise the Agents. At such times as the Issuer is not posting, the Agents will not solicit firm offers but may record “indications of interest” only.

Pricing Supplements:

Within five Business Days after any sale of Certificated Notes, the Issuer will file or transmit for filing with the Commission in compliance with Rule 424(b)(3) of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended, a copy of a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver a copy of such Pricing Supplement to the applicable Agent at its address set forth in Exhibit A hereto and to the Trustee.

Suspension of Solicitation, Amendment or Supplement:

The Issuer may instruct the Agents to suspend solicitation of offers to purchase Certificated Notes at any time. Upon receipt of such instructions, each Agent will as soon as possible suspend such solicitations until such time as it has been advised by the Issuer that such solicitations may be resumed. The Issuer will, consistent with its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether orders outstanding at the time such Agent suspends solicitation may be settled and whether copies of the Prospectus, as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the most recent Prospectus and of the applicable Pricing Supplement, if any, must be provided to a purchaser by the applicable Agent prior to or at the time of the earlier of (a) the written confirmation of a sale sent to a purchaser of Certificated Notes or his agent and (b) the delivery of any such Certificated Notes to a purchaser or his agent (see Settlement Procedures).

Advertising Costs:

The Issuer will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Certificated Notes. Advertising expenses approved in writing by the Issuer in connection with the solicitation of purchases of Certificated Notes from the Issuer will be paid by the Issuer.

EXHIBIT A

ADDRESSES FOR DELIVERY OF PRICING SUPPLEMENTS

If to Banc of America Securities LLC, to:
The Bank of New York
One Wall Street, 3rd Floor
New York, NY 10005
Dealers Clearance, Window B
A/C Banc of America Securities LLC

If to Barclays Capital Inc., to:
ADP Prospectus Services For Barclays Capital Inc.
1155 Long Island Avenue
Edgewood, NY 11717
Attention:                             Client Services Desk

Tel: (631) 254-7129

Fax: (631) 254-7140

and
Barclays Capital Inc.
Attention:                             MTN Trading

Tel: (212) 412-6980

Fax: (212) 412-7305

If to Bear, Stearns & Co. Inc., to:
Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attention:                             High Grade Syndicate Desk

Tel: (212) 272-5373

Fax: (212) 272-6227

If to Blaylock & Partners, L.P., to:
Blaylock & Partners, L.P.
399 Park Avenue, 15th Floor
New York, NY 10022
Attention:                             Syndicate—Juan Espinosa

Tel: (212) 715-6612

Fax: (212) 715-6672

If to BNP Paribas Securities Corp., to:
BNP Paribas Securities Corp.
787 Seventh Avenue, 8th Floor
New York, NY 10019
Attention:                             Fixed Income Syndicate

Tel: (212) 841-3435

Fax: (212) 841-3158

If to Citigroup Global Markets Inc., to:
Citigroup Global Markets Inc.
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220

Tel: (718) 764-6744

Fax: (718) 765-6734

If to Credit Suisse First Boston LLC, to:
Credit Suisse First Boston LLC
11 Madison Avenue, 5th Floor
New York, NY 10010
Attention:                             Helena Willner

Tel: (212) 325-7198

Fax: (212) 743-5825

If to Deutsche Bank Securities Inc., to:
Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Attention:                             Peter Burger, Mail Stop NYC60-0375

Tel: (212) 250-6801

Fax: (212) 797-5420

with a copy to:
Deutsche Bank Securities Inc.
1251 Avenue of the Americas, 25th Floor
New York, NY 10020
Attention:                             Brian Guerra, Mail Stop NYC07-2510

Tel: (212) 474-7370

Fax: (212) 468-5246

and
Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Attention:                             Mary Hardgrove, Mail Stop NYC60-0323

Tel: (212) 250-6859

Fax: (212) 797-2202

If to Goldman, Sachs & Co.,  to:
Goldman, Sachs & Co.
85 Broad Street, 29th Floor
New York, NY 10004
Attention:                             Prospectus Department

Tel: (212) 902-1111

Fax: (212) 902-3000

If to Greenwich Capital Markets, Inc., to:
RBS Greenwich Capital
600 Steamboat Road
Greenwich, CT 06830
Attention:                             John McCabe

Tel: (203) 618-6148

Fax: (203)442-4475

If to HSBC Securities (USA) Inc., to:
HSBC Securities (USA) Inc.
452 Fifth Avenue, 9th Floor
New York, NY 10018
Attention:                             Andrew S. Lazerus

Tel: (212) 525-3456

Fax: (646) 366-3338

with a copy to
ADP Prospectus Services
c/o HSBC Securities (USA) Inc.
1155 Long Island Avenue, Bay 1-7
Edgewood, NY 11717
Attention:                             Corporate Ordering

Tel: (631) 274-8326

Fax: (631) 254-7132

If to J.P. Morgan Securities Inc., to:
J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017
Attention:                             Medium-Term Note Desk

Fax: (212) 834-6081

If to Lehman Brothers Inc., to:
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention:                             Fixed Income Syndicate/

Medium-Term Note Desk

Tel:: (212) 526-9664

Fax:  (212) 526-0943

and
ADP Prospectus Services
For Lehman Brothers Inc.
1155 Long Island Avenue
Edgewood, New York 11717
Attention:                             Client Services Desk

Tel:                            (631) 254-7268

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:
ADP Integrated Distribution Services
1155 Long Island Avenue
Edgewood, New York 11717
email:  corporateordering@adp.com

Tel:  (631) 254-7081
Fax: (631) 254-7132

Attention:                             Debt/MTNs – Sean Leandre

If to UBS Securities LLC, to:
UBS Investment Bank
677 Washington Boulevard
Stamford, CT 06901

Tel: (203) 719-1088
Fax: (203) 719-0495

Attention:                             Syndicate—Michelle Hagedus

If to The Williams Capital Group, L.P., to:
The Williams Capital Group, L.P.
650 Fifth Avenue, 10th Floor
New York, NY 10019
email: jcraig@willcap.com

Tel: (212) 830-4505

Fax: (212) 830-4575

Attention:                             Jeff Craig

Appendix I

FORM OF OFFICER’S CERTIFICATE
THE WALT DISNEY COMPANY

I, [Name], [Title] of The Walt Disney Company, a Delaware corporation (the “Company”), pursuant to Section 5(d) of the Distribution Agreement, dated March 10, 2005 (the “Distribution Agreement”), among the Company and Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and The Williams Capital Group, L.P. (collectively, the “Agents”), relating to the offering from time to time by the Company directly or through the Agents of up to $5,000,000,000 aggregate initial offering price of Medium-Term Notes, Series C of the Company, hereby certify on behalf of the Company that:

1.                                       Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise.

2.                                       The representations and warranties of the Company contained in Section 1(a) of the Distribution Agreement (other than Section 1(a)(vii) thereof) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof.

3.                                       The Company has complied with all agreements and satisfied all conditions required by the Distribution Agreement or the Indenture on its part to be performed or satisfied at or prior to the date hereof.

4.                                       No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of my knowledge, threatened by the Securities and Exchange Commission.

Capitalized terms used but not defined herein have the meanings given in the Distribution Agreement.

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IN WITNESS WHEREOF, I have hereunto signed my name this _______ day of _________________.

By:
Name:
Title:

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Appendix II

FORM OF RELIANCE LETTER OF COUNSEL

[Date]

Banc of America Securities LLC

Barclays Capital Inc.

Bear, Stearns & Co. Inc.

Blaylock & Partners, L.P.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Greenwich Capital Markets, Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

The Williams Capital Group, L.P.

Re:  The Walt Disney Company Medium-Term Notes, Series C

Dear Sirs:

[We] [I] have delivered an opinion to you dated March 10, 2005 as counsel to The Walt Disney Company (the “Company”), pursuant to Section [5(a)][5(b)] of the Distribution Agreement, dated as of March 10, 2005 (the “Distribution Agreement”), among the Company and Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and The Williams Capital Group, L.P.  You may continue to rely upon such opinion [(other than, in the case of the opinion delivered pursuant to Section 5(b) of the Distribution Agreement, the matters covered by Section 5(b)(ii) and 5(b)(v) (with respect to execution and delivery) thereof, as to which no opinion is expressed)] as if it were dated as of this date, except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus (as such terms are defined in the Distribution Agreement) as amended and supplemented to this date.

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This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.

Very truly yours,

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